As filed with the Securities and Exchange Commission on January 24, 2003
Registration No. 333-89190

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
POST EFFECTIVE AMENDMENT NO. 1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MGM MIRAGE
(Exact name of registrant specified in its charter)

Delaware	88-0215232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of Principal Executive Offices, including zip code)

2002 RESTRICTED STOCK PLAN
(Full title of the plan)

GARY N. JACOBS, ESQ.
Executive Vice President, General Counsel and Secretary
MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120
(Name, address and telephone number, including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.01	1,000,000 shares	$38.41	$38,410,000	$3,534

(1)	Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.
(2)	Previously paid.

INTRODUCTION

The purpose of this Amendment No. 1 to MGM MIRAGE’s Registration Statement on Form S-8 (File No. 333-89190) is to deregister the remaining 103,000 shares of common stock reserved under its 2002 Restricted Stock Plan (the “Plan”). On November 12, 2002, MGM MIRAGE’s Compensation and Stock Option Committee approved an amendment to the Plan, which provided that (i) no further grants of restricted stock could be made under the Plan, and (ii) to the extent any existing grants of restricted stock under the Plan lapse in accordance with the Plan, such shares underlying the lapsed grant will be returned to the status of treasury shares and will not be available for re-issuance under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on January 21, 2003.

MGM MIRAGE

By:	/s/ GARY N. JACOBS
Gary N. Jacobs Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. TERRENCE LANNI J. Terrence Lanni	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	January 21, 2003

/S/ JAMES J. MURREN James J. Murren	President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	January 21, 2003

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Signature	Title	Date

/s/ GARY N. JACOBS Gary N. Jacobs	Executive Vice President, General Counsel, Secretary and Director	January 21, 2003

/S/ JAMES D. ALJIAN James D. Aljian	Director	January 21, 2003

Robert H. Baldwin	Director	January , 2003

/S/ FRED BENNINGER Fred Benninger	Director	January 21, 2003

/S/ TERRY N. CHRISTENSEN Terry N. Christensen	Director	January 22, 2003

Willie D. Davis	Director	January , 2003

/S/ ALEXANDER M. HAIG, JR. Alexander M. Haig, Jr.	Director	January 21, 2003

Alexis M. Herman	Director	January , 2003

/S/ ROLAND HERNANDEZ Roland Hernandez	Director	January 20, 2003

Kirk Kerkorian	Director	January , 2003

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Signature	Title	Date

/s/ GEORGE MASON George Mason	Director	January 21, 2003

Ronald M. Popeil	Director	January , 2003

John T. Redmond	Director	January , 2003

/S/ DANIEL M. WADE Daniel M. Wade	Director	January 23, 2003

/S/ DANIEL B. WAYSON Daniel B. Wayson	Director	January 21, 2003

/S/ MELVIN B. WOLZINGER Melvin B. Wolzinger	Director	January 21, 2003

/S/ ALEX YEMENIDJIAN Alex Yemenidjian	Director	January 21, 2003

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